Exhibit 99.2

Myseum Brings Free Private Social Network to 10,000 Weddings Where Every Guest Becomes the Photographer

One wedding. Every perspective. Shared in real time.

NEW BRUNSWICK, N.J., April 2, 2026 -- Myseum, Inc. (Nasdaq: MYSE) (“Myseum” or the “Company”), a privacy-first social media and technology innovator, today announced a new initiative to bring its Picture Party platform to 10,000 weddings, giving couples a free, instant private social network designed specifically for their event.

Weddings are among the most photographed moments in people’s lives, yet the majority of guest-captured photos never make it beyond individual camera rolls or fragmented group chats. Picture Party changes that by creating a single, real-time space where every photo, video and message from the event lives, captured from every angle, by every guest.

Through Picture Party, couples can launch a dedicated, private social network for their wedding, where guests, photographers, and family members can instantly upload and view content as the event unfolds. The experience is designed not only for those in attendance at the wedding, but also for friends and family who couldn’t make it, giving them a way to participate in the celebration during and after the event.

As part of the program, Picture Party provides free custom personalized QR codes printed on table cards or table tents, allowing guests to join the event instantly by scanning with their phones. Couples can set up their Picture Party in advance and schedule it to go live before or during their wedding, creating a seamless, fully interactive and shared experience from start to finish. Picture Party is currently available as a free download for the iOS app store and Google Play store. Additional moderation tools such as adding moderators and post preview are available as in-app purchases.

“With over 2 million weddings in the United States alone annually with an average attendance of 110 guests, we see weddings as a way to super charge growth by providing a great value add feature to any wedding. Providing QR table tents for the event should lower our user acquisition cost to below 25 cents per user for the average wedding. Weddings are one of the most meaningful and high-energy social events in people’s lives, yet so many of the photos taken by guests are never shared or seen,” said Darin Myman, CEO of Myseum. “Picture Party changes that. It gives everyone at a wedding a simple way to contribute to a shared, private collection of memories in real time, in a fun, easier and private way to share.”

Unlike traditional social media platforms, Picture Party is built specifically for live events. There are no distractions or unnecessary layers to navigate. Each wedding has its own dedicated space, giving couples full control over their content while making it effortless for guests to participate.

Following the initial rollout, the Company plans to quickly expand beyond 10,000 weddings as demand grows, with the long-term goal of making private, event-based social sharing the standard for weddings and other large gatherings.

“This is about bringing the social back to social networking,” Myman added. “We are giving people a way to connect and share in the moment, while still keeping those memories private and meaningful.”

Couples interested in participating in the 10,000 weddings program can sign up at pictureparty.com/weddings to create their Picture Party and receive complimentary materials ahead of their wedding date.

About Myseum, Inc.

Myseum, Inc. (formerly DatChat Inc.) is a privacy-focused social media technology company developing innovative platforms for secure digital sharing and storage. Its flagship platform, Picture Party, is a next-generation patented instant social networking experience designed to make it easier, more fun and private to share. The platform enables users to create curated albums, build encrypted galleries with controlled access, personalize their content feeds, and organize collections within a broader digital ecosystem. Picture Party by Myseum is currently available at the iOS app store and Google Play store, with a desktop version expected later this year.

Built on patented technology and proprietary software, Picture Party by Myseum’s platform is an instant private social network for any occasion designed to make it easier, more fun and private to share. The platform enables individuals, families and groups to securely store and share messages, photos, videos within a private, multi-layered digital library, with a focus on privacy, control and long-term accessibility. The Company also operates DatChat Messenger & Private Social Network, which extends this focus on privacy by giving users greater control over their communications, including the ability to determine how long messages can be viewed, delete messages or entire conversations after sending, prevent screenshots and protect encrypted content stored on devices, all while maintaining a familiar messaging experience. For more information, visit myseum.com.

Notice Regarding Forward-Looking Statements

The information contained herein includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to the Company’s operations, results of operations, growth strategy and liquidity. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors and security holders are urged to read these documents free of charge on the SEC’s website at https://www.sec.gov. Except as may be required by applicable law, The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, whether as a result of new information, future events or otherwise.

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